Exhibit 99.1

Box Reports Record Revenue for Fiscal Year 2017, Up 32% Year-Over-Year, and

Record Cash Flow from Operations

•	Fourth Quarter Revenue of $110 Million, Up 29% Year-Over-Year

•	Record Cash Flow from Operations of $15 Million for the Fourth Quarter, Up $10 Million Year-Over-Year

•	First Ever Quarter of Positive Free Cash Flow at $10 Million

REDWOOD CITY, Calif. – March 1, 2017 – Box, Inc. (NYSE:BOX), a leader in cloud content management, today announced financial results for the fiscal fourth quarter and full fiscal year 2017, which ended January 31, 2017.

“Fiscal 2017 was a milestone year for Box as we achieved record revenue with growth of 32% year-over-year and delivered on our commitment to generate positive free cash flow for the first time in the fourth quarter,” said Aaron Levie, co-founder and CEO of Box. “Box is raising the bar in cloud content management. We’ve consistently delivered innovative new products, set the standard for security and compliance, and helped customers in every industry move to the cloud with confidence. We are driving towards a $1 billion long-term revenue target, and this year we plan to invest for scale while continuing to drive operating leverage.”

“We generated free cash flow of $10 million, improving more than $30 million year-over-year, and delivered the promise we made two years ago to achieve positive free cash flow by Q4 of our 2017 fiscal year.” said Dylan Smith, co-founder and CFO of Box. “These results demonstrate the strength of our business model and our operating discipline as we work towards the goal of achieving positive free cash flow for the full year of fiscal 2018.”

Fiscal Fourth Quarter Financial Highlights

•	Revenue for the fourth quarter of fiscal 2017 was a record $109.9 million, an increase of 29% from the fourth quarter of fiscal 2016.

•	Billings for the fourth quarter of fiscal 2017 were $159.3 million, an increase of 22% from the fourth quarter of fiscal 2016.

•	GAAP operating loss in the fourth quarter of fiscal 2017 was $36.4 million, or 33% of revenue. This compares to GAAP operating loss of $49.6 million, or 58% of revenue, in the fourth quarter of fiscal 2016.

•	Non-GAAP operating loss in the fourth quarter of fiscal 2017 was $12.7 million, or 12% of revenue. This compares to a non-GAAP operating loss of $31.1 million, or 37% of revenue, in the fourth quarter of fiscal 2016.

•	GAAP net loss per share, basic and diluted, in the fourth quarter of fiscal 2017 was $0.28 on 129.8 million shares outstanding, compared to a GAAP net loss per share of $0.41 in the fourth quarter of fiscal 2016 on 123.3 million shares outstanding.

•	Non-GAAP net loss per share, basic and diluted, in the fourth quarter of fiscal 2017 was $0.10, compared to non-GAAP net loss per share of $0.26 in the fourth quarter of fiscal 2016.

•	Net cash provided by operating activities in the fourth quarter of fiscal 2017 totaled $14.7 million. This was a $9.9 million improvement compared to net cash provided by operating activities of $4.9 million in the fourth quarter of fiscal 2016.

•	Free cash flow in the fourth quarter of fiscal 2017 was $10.2 million, a $31.5 million improvement compared to negative $21.3 million, in the fourth quarter of fiscal 2016.

Fiscal Year 2017 Financial Highlights

•	Revenue in fiscal year 2017 was a record $398.6 million, an increase of 32% from fiscal year 2016.

•	Deferred revenue for fiscal year 2017 ended at $242.0 million, an increase of 30% from fiscal year 2016.

•	Billings for fiscal year 2017 were $454.2 million, an increase of 23% from fiscal year 2016.

•	GAAP operating loss in fiscal year 2017 was $150.7 million, or 38% of revenue. This compares to GAAP operating loss of $201.0 million, or 66% of revenue, in fiscal year 2016.

•	Non-GAAP operating loss in fiscal year 2017 was $70.6 million, or 18% of revenue. This compares to non-GAAP operating loss of $134.3 million, or 44% of revenue, in fiscal year 2016.

•	GAAP net loss per share, basic and diluted, in fiscal year 2017 was $1.19 on 127.5 million shares outstanding, compared to GAAP net loss per share of $1.67 in fiscal year 2016 on 121.2 million shares outstanding.

•	Non-GAAP net loss per share, basic and diluted, in fiscal year 2017 was $0.56 compared to non-GAAP net loss per share of $1.12 in fiscal year 2016.

•	Net cash used in operating activities in fiscal year 2017 totaled $1.2 million. This was a $65.1 million improvement compared to net cash used in operating activities of $66.3 million in fiscal year 2016.

•	Free cash flow in fiscal year 2017 was negative $24.8 million, compared to negative $116.3 million, in fiscal year 2016.

•	Cash, cash equivalents, and restricted cash were $204.2 million as of January 31, 2017, of which $26.8 million was restricted.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures at the end of this press release.

Business Highlights since Last Earnings Release

•	Grew paying customer base to over 71,000 businesses, including new or expanded deployments with leading enterprises such as Volkswagen Group of America, Discovery Communications, John Muir Health, and Spotify.

•	Launched the new Box Notes web and desktop apps, driving real-time collaboration across teams with the security, governance and compliance required by large enterprises.

•	Added Australia and Canada to Box’s robust data residency offering, Box Zones. Customers are now able to store data locally in seven countries across North America, Europe, Asia, and Australia.

•	Expanded integrations with Microsoft, including Office 365 supported on Android, round trip editing across the entire Office product suite, and improved Excel preview capabilities, making the Box and Office user experience even more seamless.

•	Expanded Box and IBM integrations with the availability of Box + IBM Cloud Connections, which enables users to store, share, access, and update their Box content within the IBM Connections environment.

•	Enhanced the Box Platform developer experience to make it easier for developers to collaborate and manage their content in one place while tapping into the expertise of Box’s growing community.

•	Launched a new Partner Portal, giving partners the ability to engage with Box directly and conduct day-to-day operations more effectively.

Outlook

•	Q1 FY18 Guidance: Revenue is expected to be in the range of $114 million to $115 million. GAAP and non-GAAP basic and diluted earnings per share are expected to be in the range of ($0.33) to ($0.32) and ($0.15) to ($0.14), respectively. Weighted average basic and diluted shares outstanding are expected to be approximately 131 million.

•	Full Year FY18 Guidance: Revenue is expected to be in the range of $500 million to $504 million. GAAP and non-GAAP basic and diluted earnings per share are expected to be in the range of ($1.27) to ($1.23) and ($0.49) to ($0.45), respectively. Weighted average basic and diluted shares outstanding are expected to be approximately 134 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization and certain legal settlement and related costs. Box has provided a reconciliation of GAAP to non-GAAP earnings per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The access details for the live conference call are:

+ 1-877-201-0168, (U.S. and Canada), conference ID: 51055301

+ 1-647-788-4901 (international), conference ID: 51055301

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-855-859-2056 (U.S. and Canada), conference ID: 51055301

+ 1-404-537-3406 (international), conference ID: 51055301

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@boxhq, @levie and @boxincir), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, the demand for its products, its ability to scale its business and drive operating leverage, its long-term revenue target expectations, its ability to maintain positive free cash flow for the full fiscal year ending January 31, 2018, profitability, recent and planned product introductions and enhancements, benefits of such product introductions and enhancements, and success of strategic partnerships, as well as expectations regarding its revenue, GAAP and non-GAAP earnings per share, the related components of GAAP and non-GAAP earnings per share, and weighted average basic and diluted outstanding share count expectations for Box’s fiscal first quarter and full fiscal year 2018 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s intensely competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the Cloud Content Management market; (5) risks associated with Box’s ability to manage its rapid growth effectively; (6) Box’s limited operating history, which makes it difficult to predict future results; (7) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box; (8) Box’s ability to provide timely and successful enhancements, new features and modifications to its platform and services; (9) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (10) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended October 31, 2016. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, billings and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP measure and certain key metrics to their nearest comparable GAAP measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management’s internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors’ operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

Non-GAAP operating loss and non-GAAP operating margin. Box defines non-GAAP operating loss as operating loss excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating loss divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net loss and non-GAAP net loss per share. Box defines non-GAAP net loss as net loss excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Box defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average outstanding shares. Box excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure and, after adjusting for any shifts in relative payment frequencies, a leading indicator of future revenue. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue and deferred revenue, both of which are financial measures calculated in accordance with GAAP.

Free cash flow. Box defines free cash flow as cash (used in) provided by operating activities less purchases of property and equipment, principal payments of capital lease obligations, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Historically, these items have included restricted cash used to guarantee a significant letter of credit for Box’s Redwood City headquarters. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box’s business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures.

About Box

Box (NYSE:BOX) is the cloud content management company that empowers enterprises to revolutionize how they work by securely connecting their people, information and applications. Founded in 2005, Box powers more than 71,000 businesses globally, including AstraZeneca, General Electric, P&G, and The GAP. Box is headquartered in Redwood City, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit http://www.box.com/.

Contacts

Investors:

Stephanie Wakefield

VP, Investor Relations

+1 650-209-3463

swakefield@box.com

Alice Kousoum Lopatto

Sr. Manager, Investor Relations

+1 650-209-3467

alopatto@box.com

Media:

Denis Roy, Box

+1 650-543-6926

press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	January 31, 2017	January 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$177,391	$185,741
Marketable securities	—	7,379
Accounts receivable, net	120,113	99,542
Prepaid expenses and other current assets	10,826	14,729
Deferred commissions	13,771	12,603

Total current assets	322,101	319,994
Property and equipment, net	117,176	120,492
Intangible assets, net	543	3,895
Goodwill	16,293	14,301
Restricted cash	26,781	27,952
Other long-term assets	10,780	10,854

Total assets	$493,674	$497,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,658	$9,862
Accrued compensation and benefits	30,415	35,631
Accrued expenses and other current liabilities	17,713	31,926
Capital lease obligations	13,748	4,698
Deferred revenue	228,656	168,051
Deferred rent	751	298

Total current liabilities	297,941	250,466
Debt, non-current	40,000	40,000
Capital lease obligations, non-current	21,697	7,316
Deferred revenue, non-current	13,328	18,362
Deferred rent, non-current	44,207	41,674
Other long-term liabilities	1,769	1,769

Total liabilities	418,942	359,587

Stockholders’ equity:
Common stock	13	12
Additional paid-in capital	960,144	871,491
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive loss	(120)	(84)
Accumulated deficit	(884,128)	(732,341)

Total stockholders’ equity	74,732	137,901

Total liabilities and stockholders’ equity	$493,674	$497,488

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited Except Fiscal Year Ended January 31, 2016)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Revenue	$109,926	$84,982	$398,605	$302,704
Cost of revenue(1)(2)	29,554	25,681	112,130	87,100

Gross profit	80,372	59,301	286,475	215,604
Operating expenses:
Research and development(2)	31,104	26,589	115,928	102,500
Sales and marketing(2)	66,566	63,257	253,020	242,184
General and administrative(1)(2)	19,095	19,019	68,182	71,923

Total operating expenses	116,765	108,865	437,130	416,607

Loss from operations	(36,393)	(49,564)	(150,655)	(201,003)
Interest expense, net	(309)	(384)	(896)	(1,157)
Other income (expense), net	69	(155)	678	(98)

Loss before provision for income taxes	(36,633)	(50,103)	(150,873)	(202,258)
Provision for income taxes	244	270	914	690

Net loss	(36,877)	(50,373)	(151,787)	(202,948)

Net loss per share, basic and diluted	$(0.28)	$(0.41)	$(1.19)	$(1.67)

Weighted-average shares used to compute net loss per share, basic and diluted	129,757	123,321	127,469	121,240

(1) Includes intangible assets amortization as follows:
Cost of revenue	$393	$1,433	$3,197	$5,443
General and administrative	39	37	155	154

Total intangible assets amortization	$432	$1,470	$3,352	$5,597

(2) Includes stock-based compensation expense as follows:
Cost of revenue	$2,554	$1,500	$7,882	$4,664
Research and development	9,194	6,675	30,796	24,696
Sales and marketing	7,752	5,500	26,142	19,530
General and administrative	3,802	2,982	13,552	10,614

Total stock-based compensation	$23,302	$16,657	$78,372	$59,504

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited Except Fiscal Year Ended January 31, 2016)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,877)	$(50,373)	$(151,787)	$(202,948)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,639	11,427	40,154	40,394
Stock-based compensation expense	23,302	16,657	78,372	59,504
Amortization of deferred commissions	4,633	4,314	18,260	15,816
Other	18	532	114	1,089
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(34,118)	(35,174)	(20,571)	(45,368)
Deferred commissions	(9,974)	(9,829)	(20,047)	(21,725)
Prepaid expenses, restricted cash and other assets	1,751	(170)	5,858	(25,717)
Accounts payable	(3,162)	(5,901)	(1,093)	(4,022)
Accrued expenses and other liabilities	11,215	17,317	(9,035)	17,943
Deferred rent	(92)	10,799	2,986	32,357
Deferred revenue	49,386	45,266	55,571	66,356

Net cash provided by (used in) operating activities	14,721	4,865	(1,218)	(66,321)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	—	—	—	(112,521)
Sales of marketable securities	—	11,516	240	78,427
Maturities of marketable securities	—	6,225	7,057	26,370
Purchases of property and equipment	(1,317)	(25,097)	(14,956)	(72,939)
Proceeds from sale of property and equipment	3	73	87	73
Acquisitions and purchases of intangible assets, net of cash acquired	—	—	—	(271)

Net cash used in investing activities	(1,314)	(7,283)	(7,572)	(80,861)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of offering costs	—	—	—	(2,172)
Proceeds from borrowings, net of borrowing costs	(13)	39,860	(106)	39,860
Principal payments on borrowings	—	(40,000)	—	(40,000)
Proceeds from exercise of stock options, net of repurchases of early exercised stock options	3,483	1,867	11,086	7,015
Proceeds from issuances of common stock under employee stock purchase plan	—	—	15,726	10,282
Employee payroll taxes paid related to net share settlement of restricted stock units	(3,958)	(2,144)	(17,552)	(10,436)
Payments of capital lease obligations	(3,236)	(1,108)	(8,675)	(2,036)

Net cash (used in) provided by financing activities	(3,724)	(1,525)	479	2,513
Effect of exchange rate changes on cash and cash equivalents	(92)	(11)	(39)	(26)

Net increase (decrease) in cash and cash equivalents	9,591	(3,954)	(8,350)	(144,695)
Cash and cash equivalents, beginning of period	167,800	189,695	185,741	330,436

Cash and cash equivalents, end of period	$177,391	$185,741	$177,391	$185,741

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
GAAP operating loss	$(36,393)	$(49,564)	$(150,655)	$(201,003)
Stock-based compensation	23,302	16,657	78,372	59,504
Intangible assets amortization	432	1,470	3,352	5,597
Expenses related to legal settlement (1)	—	309	(1,664)	1,586

Non-GAAP operating loss	$(12,659)	$(31,128)	$(70,595)	$(134,316)

GAAP operating margin	(33)%	(58)%	(38)%	(66)%
Stock-based compensation	21	20	19	20
Intangible assets amortization	—	1	1	1
Expenses related to legal settlement (1)	—	—	—	1

Non-GAAP operating margin	(12)%	(37)%	(18)%	(44)%

GAAP net loss	$(36,877)	$(50,373)	$(151,787)	$(202,948)
Stock-based compensation	23,302	16,657	78,372	59,504
Intangible assets amortization	432	1,470	3,352	5,597
Expenses related to legal settlement (1)	—	309	(1,664)	1,586

Non-GAAP net loss	$(13,143)	$(31,937)	$(71,727)	$(136,261)

GAAP net loss per share, basic and diluted	$(0.28)	$(0.41)	$(1.19)	$(1.67)
Stock-based compensation	0.18	0.13	0.61	0.49
Intangible assets amortization	—	0.02	0.03	0.05
Expenses related to legal settlement (1)	—	—	(0.01)	0.01

Non-GAAP net loss per share, basic and diluted	$(0.10)	$(0.26)	$(0.56)	$(1.12)

Weighted-average shares outstanding, basic and diluted	129,757	123,321	127,469	121,240

GAAP net cash provided by (used in) operating activities	$14,721	$4,865	$(1,218)	$(66,321)
Restricted cash used to guarantee a letter of credit for Redwood City HQ	—	—	—	25,000
Purchases of property and equipment	(1,317)	(25,097)	(14,957)	(72,939)
Payments of capital lease obligations	(3,236)	(1,108)	(8,675)	(2,036)

Free cash flow	$10,168	$(21,340)	$(24,850)	$(116,296)

(1)	Included in general and administrative expenses in the condensed consolidated statements of operations.

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
GAAP revenue	$109,926	$84,982	$398,605	$302,704
Deferred revenue, end of period	241,984	186,413	241,984	186,413
Less: deferred revenue, beginning of period	(192,598)	(141,147)	(186,413)	(120,057)

Billings	$159,312	$130,248	$454,176	$369,060

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS PER SHARE GUIDANCE

(In Thousands)

(Unaudited)

	For the Three Months Ended April 30, 2017	For the Year Ended January 31, 2018
GAAP net loss per share range, basic and diluted	$(0.33-0.32)	$(1.27-1.23)
Stock-based compensation	0.18	0.78
Intangible assets amortization	—	—

Non-GAAP net loss per share range, basic and diluted	$(0.15-0.14)	$(0.49-0.45)

Weighted average shares outstanding, basic and diluted	131,445	134,120